CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report on First Essex Bancorp, Inc. dated January 7, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-21292, 33-81198, 333-22183 and
      333-35057).


                               /s/ Arthur Andersen LLP

                               ARTHUR ANDERSEN LLP



Boston, Massachusetts
March 27, 1998